Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbellsoup.com	thomas_hushen@campbellsoup.com

CAMPBELL NAMES MARK A. CLOUSE PRESIDENT, CHIEF EXECUTIVE OFFICER
AND A DIRECTOR OF THE BOARD

Clouse to Become 14th Leader in Campbell’s 150-year History

CAMDEN, N.J., Dec. 20, 2018—Campbell Soup Company (NYSE: CPB) today announced that its Board of Directors has elected Mark A. Clouse, 50, as President and CEO of Campbell effective Jan. 22, 2019. Clouse, who previously served as CEO of Pinnacle Foods, Inc., will succeed Campbell’s interim President and CEO Keith McLoughlin, who will remain a Director of the company and will work closely with Clouse to ensure a seamless transition. Clouse also has been elected a Director.

Clouse brings more than 20 years of experience in the food industry, holding senior management positions at leading companies with iconic center-store brands, including Mondelez International, Inc., Kraft Foods Inc. and Pinnacle Foods. Throughout his career, Clouse has consistently demonstrated an ability to enhance growth and create shareholder value through investments in a company’s existing brands and through acquisitions.

“Mark Clouse is an outstanding leader with a proven track record of operational excellence, and we are excited to name him as Campbell’s next President and CEO,” said Les Vinney, Chairman of the Board. “Mark’s leadership as CEO of Pinnacle Foods shows a clear track record of delivering solid revenue and earnings growth and generating significant value for shareholders. Over the last several months, the Campbell Board conducted a thorough search process, and we are confident that Mark is the right person to continue our turnaround plan and lead Campbell to future growth. He brings a wealth of experience in the food industry, as well as a fresh perspective on the opportunities and challenges before us. Mark was the Board’s top choice due to his success leading organizations through significant transformations and his history of delivering strong results. We are eager to begin working with him as we continue to build a stronger and more focused Campbell.”

Consistent with the terms of the settlement agreement between Third Point and Campbell, Third Point provided constructive input into the CEO search process and fully supports the Campbell Board’s decision to name Clouse President and CEO.

“I am honored to lead Campbell and its portfolio of iconic brands into the next chapter of the company’s storied history,” said Clouse. “I am committed to delivering Campbell’s strategic objectives and look forward to partnering with the Board and working alongside the company’s many talented employees to deliver sustainable, long-term growth. I am confident that together we can build a prosperous future for Campbell and all of its stakeholders.”

During Clouse’s two-and-a-half-year tenure as CEO of Pinnacle Foods, Pinnacle consistently grew or maintained market share in each of its top categories, delivered double-digit adjusted EPS growth, and successfully integrated the Boulder Brands acquisition creating significant shareholder value.

Clouse joined Pinnacle Foods from Mondelez International, where he served as Chief Commercial Officer and Chief Growth Officer, with responsibility for the company’s growth strategy and key functions including corporate strategy, global marketing, global sales, and research, development and quality. Throughout his 20-year tenure at Kraft, Clouse served in a range of leadership positions managing food brands in developed markets and entrepreneurial global businesses in emerging markets such as Brazil and China.

Prior to joining Kraft, Clouse served in the United States Army as a pilot and completed his service as a Captain. Clouse is a graduate of the U.S. Military Academy at West Point and holds a Bachelor of Science in Economics.

Vinney added, “I want to thank Keith McLoughlin for his service as Campbell’s interim CEO during this important time. Under Keith’s steady leadership, we have made significant progress in focusing the company, increasing operational discipline and executing our plans to improve performance. The Campbell turnaround has begun, and the company stands well positioned for success as Mark steps into the CEO role. I look forward to continuing to work with Keith as an active member of Campbell’s Board.”

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, "Real food that matters for life's moments." For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the Dow Jones Sustainability Indexes. For more information, visit

www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the Company’s current expectations about the impact of its future plans and performance on the Company’s business or financial results. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the Company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: the Company’s ability to execute on and realize the expected benefits from the actions it intends to take as a result of its recent strategy and portfolio review, the ability to differentiate its products and protect its category leading positions, especially in soup; the ability to complete and to realize the projected benefits of planned divestitures and other business portfolio changes; the ability to realize the projected benefits, including cost synergies, from the recent acquisitions of Snyder’s-Lance and Pacific Foods; the ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; the Company’s indebtedness and ability to pay such indebtedness; disruptions to the Company’s supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; the Company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; the impact of strong competitive responses to the Company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; changes in consumer demand for the Company’s products and favorable perception of the Company’s brands; changing inventory management practices by certain of the Company’s key customers; a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the Company’s key customers maintain significance to the Company’s business; (product quality and safety issues, including recalls and product liabilities; the costs, disruption and diversion of management’s attention associated with campaigns commenced by activist investors; the uncertainties of litigation and regulatory actions against the Company; the possible disruption to the independent contractor distribution models used by certain of the Company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; impairment to goodwill or other intangible assets; the Company’s ability to protect its intellectual property rights; increased liabilities and costs related to the Company’s defined benefit pension plans; a material failure in or breach of the Company’s information technology systems; the Company’s ability to attract and retain key talent; changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; unforeseen business disruptions in one or more of the Company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and other factors described in the Company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.